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                                                                  Exhibit 10.149


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE PLEDGED, HYPOTHECATED OR TRANSFERRED UNLESS (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE.

                             JUNIOR PROMISSORY NOTE

$9,000,000.00                                                    August 30, 2001
                                                              New York, New York

         FOR VALUE RECEIVED, GLIMCHER NORTHTOWN VENTURE, LLC, a Delaware limited liability company (collectively, "MAKER"), whose address is Attn: General Counsel, 20 South Third Street, Columbus, Ohio 43215, promises to pay to the order of BANKERS TRUST COMPANY, a New York banking corporation ("PURCHASER"), or Purchaser's order, at Commercial Loan Department, 130 Liberty Street, 25th Floor, New York, New York 10006, or at such other place as Purchaser may from time to time in writing designate, in lawful money of the United States of America, the principal sum of NINE Million and No/100 Dollars ($9,000,000.00) or such other sum as may be the total amount outstanding pursuant to this Junior Promissory Note (this "NOTE"), on or before the Maturity Date, together with accrued interest on the principal balance outstanding from time to time, in like money, from the date such principal balance is advanced until fully repaid at the rates hereinafter set forth. Interest shall be computed and shall accrue on the principal amount from time to time outstanding to and excluding the Maturity Date at a rate per annum equal to the Applicable Interest Rate from time to time in effect in accordance herewith and with the terms and conditions of that certain Note Purchase Agreement dated as of even date herewith, among Maker, the Purchasers (as defined therein) and Bankers Trust Company, in its capacity as Collateral Agent (such Note Purchase Agreement, as it may be Modified from time to time, the "NOTE PURCHASE AGREEMENT"). Initially-capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Note Purchase Agreement. All references to the terms and conditions of the Note Purchase Agreement shall be deemed to fully incorporate the Note Purchase Agreement by each such reference.

         1. DEFINITIONS. As used herein, the terms "MAKER" and "PURCHASER" have the meanings assigned in the preceding paragraph, and the following terms have the following meanings:

                  (a) "APPLICABLE INTEREST RATE" shall mean a rate per annum equal to (a) the lesser of (i) the LIBOR-Based Rate from time to time in effect or (ii) the Maximum Rate, or, as the case may be, (b) the Funds-Based Rate (to the extent applicable pursuant to SECTION 2.5.1 of the Note Purchase Agreement) or (c) the Default Rate (to the extent applicable pursuant to SECTION 2.5.4 of the Note Purchase Agreement).


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                  (b) "BASE RATE" shall mean, at any time, the Prime Lending
         Rate (as defined in the Note Purchase Agreement).

                  (c) "DEFAULT RATE" shall mean a rate per annum equal to five percent (5%) plus the LIBOR-Based Rate (or, to the extent applicable pursuant to SECTION 2.5.1 of the Note Purchase Agreement, plus the Funds-Based Rate) in effect from time to time, not to exceed the Maximum Rate.

                  (d) "FUNDS-BASED RATE" shall mean the Base Rate in effect from time to time.

                  (e) "LIBOR-BASED RATE" shall mean the LIBOR Rate plus 7.806%; provided, however, that the LIBOR-Based Rate under this Note shall be adjusted by Agent as necessary so that the weighted average of the LIBOR-Based Rate hereunder and the "LIBOR-Based Rate" under the Senior Notes (taking into consideration the interest rate and principal amount of all Notes) shall at all times equal the LIBOR Rate plus three and one-half percent (3.5%).

                  (f) "LIBOR RATE" means the average of interbank offered rates for one-month dollar deposits in the London market as set forth on page 3750 (i.e., the LIBOR page), or any successor page, of the Telerate News Services, titled "British Banker Association Interest Settlement Rates."

                  (g) "MAXIMUM RATE" shall mean the maximum interest rate allowed by applicable New York law or, to the extent applicable and in the event such rate would impose a lower maximum interest rate under applicable law, United States law, as amended from time to time, in effect on the date for which a determination of interest accrued hereunder is made.

                  (h) "PRIME LENDING RATE" means the rate which Bankers Trust Company, a New York banking corporation, announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Bankers Trust Company, a New York banking corporation, may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

         2. INTEREST RATE. From the date of this Note to and including the Maturity Date, the Junior Principal Balance shall bear interest at the Applicable Interest Rate in accordance with the terms and conditions of the Note Purchase Agreement.

         3. PAYMENT OF PRINCIPAL AND INTEREST. From the date hereof, the Junior Principal Balance and interest thereon shall be due and shall be payable in accordance with the terms and conditions of the Note Purchase Agreement.

         4. APPLICATION OF PAYMENTS. Each payment received by Agent from Maker with respect to this Note shall be applied in accordance with the terms and conditions of the Note


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Purchase Agreement. All payments of principal and interest in respect of this
Note shall be made in lawful money of the United States of America in same day funds at Agent's Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Note Purchase Agreement. Unless and until this Note shall have been transferred or assigned as provided in the Note Purchase Agreement, Maker and Agent shall be entitled to deem and treat Purchaser as the owner and Purchaser of this Note and the Junior Obligations evidenced hereby. Purchaser agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Maker hereunder with respect to payments of principal of or interest on this Note.

         5. EXTENSION. Maker shall have the right to extend the Maturity Date of this Note in accordance with the terms and conditions of the Note Purchase Agreement.

         6. PREPAYMENT. This Note may be prepaid in accordance with the terms and conditions of the Note Purchase Agreement.

         7. MAXIMUM RATE OF INTEREST. Notwithstanding any provision of this Note, the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, or other sums which may at any time be deemed to be interest, shall not exceed the Maximum Rate. In the event the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, or other sums which may at any time be deemed to be interest, shall, for any reason whatsoever, result in an effective rate of interest, which for any month or other interest payment period exceeds the Maximum Rate, all sums in excess of those lawfully collectible as interest for the period in question shall, without further notice to any party hereto, be applied to the reduction of the Junior Principal Balance immediately upon receipt of such sums by Purchaser (without prepayment premium), with the same force and effect as though Maker had specifically designated such excess sums to be so applied to the reduction of the Junior Principal Balance; provided, however, that Purchaser may, at any time and from time to time, elect, by notice in writing to Maker, to waive, reduce, or limit the collection of any sums (or refund to Maker any sums collected) in excess of those lawfully collectible as interest rather than accept such sums as prepayment of the Junior Principal Balance.

         8. SECURITY. Payment of this Note is secured or supported by the Junior Collateral Documents. All of the agreements, conditions, covenants, provisions and stipulations contained in the Junior Collateral Documents which are to be kept and performed by Maker are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein, and Maker covenants and agrees to keep and perform them, or cause them to be kept and performed, strictly in accordance with their terms. The Junior Mortgage is incorporated herein by reference and shall be deemed a part of this Note as if set forth in full herein.


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         9. TIME IS OF THE ESSENCE. Time is of the essence for the performance of each and every covenant of Maker hereunder and under the Junior Collateral Documents. Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of the payment of interest on this Note.

         10. DEFAULT. Upon the occurrence of any Event of Default, and at the option of Purchaser without any further advance notice, the outstanding principal plus all amounts then unpaid under this Note and the Note Purchase Documents shall each bear interest at the Default Rate, payable in accordance with the terms and conditions of the Note Purchase Agreement. In addition, upon the occurrence of any Event of Default, Purchaser, at its option and without further notice, demand or presentment for payment to Maker or others (except to the extent required by applicable law), may declare immediately due and payable the unpaid Junior Principal Balance and interest accrued thereon together with all other sums owed by Maker under this Note and the Junior Collateral Documents, in accordance with the terms and conditions of the Note Purchase Agreement. Payment of such sums may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to Purchaser in this Note, the Junior Collateral Documents or the Note Purchase Agreement.

         11. ATTORNEYS' FEES. Maker agrees to pay all costs and expenses, including reasonable attorneys' fees, all as provided in the Note Purchase Agreement, incurred in the collection and enforcement of this Note.

         12. WAIVER OF NOTICE BY MAKER. MAKER WAIVES DILIGENCE, PRESENTMENT FOR PAYMENT, DEMAND, NOTICE OF DEMAND, NOTICE OF NONPAYMENT OR DISHONOR, NOTICE OF INTENTION TO ACCELERATE, NOTICE OF ACCELERATION, PROTEST AND NOTICE OF PROTEST OF THIS NOTE, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW ALL OTHER NOTICES IN CONNECTION WITH THE DELIVERY, ACCEPTANCE, PERFORMANCE, DEFAULT, OR ENFORCEMENT OF THE PAYMENT OF THIS NOTE, EXCEPT SUCH NOTICES AS ARE PROVIDED IN THE JUNIOR MORTGAGE.

         13. GOVERNING LAW; CONSENT TO JURISDICTION. PURSUANT TO SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, MAKER AGREES THAT THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES OF AMERICA AND THE LAWS OF THE STATE OF NEW YORK. IN ACCORDANCE WITH SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, MAKER AGREES THAT ANY ACTION TO ENFORCE THE TERMS OF THIS NOTE MAY BE COMMENCED IN ANY COURT LOCATED IN THE STATE OF NEW YORK. MAKER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, AND MAKER HEREBY IRREVOCABLY


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WAIVES, TO THE FULLEST EXTENT MAKER MAY EFFECTIVELY DO SO, THE DEFENSE OF AN
INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

         14. WAIVER OF JURY TRIAL. MAKER AND PURCHASER (BY ACCEPTANCE OF THIS
NOTE) MUTUALLY, EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY FOR ANY PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS NOTE, OR ANY OF THE OTHER NOTE PURCHASE DOCUMENTS CONNECTED WITH THIS TRANSACTION, IN THE INTEREST OF AVOIDING DELAYS AND EXPENSES ASSOCIATED WITH JURY TRIALS.

         15. SALE OF INTEREST. Maker acknowledges that Purchaser may, in its sole discretion, sell all or any part of its interest in the Junior Obligations evidenced by this Note pursuant to the terms of ARTICLE IX of the Note Purchase Agreement. In accordance with the provisions of the Note Purchase Agreement, Purchaser shall have the right to substitute one or more new Notes executed by Maker upon assignment of Purchaser's interest and to have new Notes issued by Maker pursuant to ARTICLE IX of the Note Purchase Agreement.

         16. AMENDMENT. The terms of this Note are subject to amendment only in the manner provided in the Note Purchase Agreement.

         17. FURTHER AGREEMENTS. Maker hereby acknowledges, with respect to this Note and the other note purchase Documents, that:

                  (a) THE RIGHTS AND OBLIGATIONS OF MAKER AND PURCHASER SHALL BE DETERMINED SOLELY FROM THE WRITTEN NOTE PURCHASE DOCUMENTS AND ANY PRIOR ORAL AGREEMENTS BETWEEN PURCHASER AND MAKER ARE SUPERSEDED BY AND MERGED INTO THE NOTE PURCHASE DOCUMENTS.

                  (b) THE NOTE PURCHASE DOCUMENTS MAY NOT BE VARIED BY ANY ORAL AGREEMENTS OR DISCUSSIONS THAT OCCUR BEFORE, CONTEMPORANEOUSLY WITH, OR SUBSEQUENT TO THE EXECUTION OF THE NOTE PURCHASE DOCUMENTS.

                  (c) THE WRITTEN NOTE PURCHASE DOCUMENTS REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         18. FULL RECOURSE OBLIGATION. This Note constitutes a full recourse obligation of the Maker for which, upon an Event of Default, in addition to Purchasers' rights to enforce and foreclose its security interests described in and conveyed by the Junior Collateral Documents,


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Purchasers shall have the right to seek, obtain and enforce a personal or deficiency judgment against Maker.

         19. DELIVERY. This Note is being delivered by Maker to Purchaser in the State of New York.



                            [Signatures on Next Page]



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         IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has duly executed this Note as of the day and year first above written.

                   MAKER:         GLIMCHER NORTHTOWN VENTURE, LLC,
                                  a Delaware limited liability company

                                  By:      Glimcher Blaine, Inc.,
                                           a Delaware corporation,
                                           its Managing Member

                                           By:  /s/ George A. Schmidt
                                                --------------------------------
                                           Name:  George A. Schmidt
                                           Its:  Executive Vice President


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